Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-217682 on Form S-8 of our reports dated February 28, 2018, relating to the consolidated financial statements and financial statement schedule of KKR Real Estate Finance Trust Inc. and subsidiaries appearing in the Annual Report on Form 10-K of KKR Real Estate Finance Trust Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 28, 2018